UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 27, 2007 (December 26, 2007)
Date of report (Date of earliest event reported)

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 26, 2007, the Company hired Mr. Lyndon James as its interim Chief Financial Officer. Mr. James, 59, is expected to be elected interim Chief Financial Officer by the Company’s Board of Directors at its next scheduled meeting in January 2008. Mr. James replaces Ms. Valerie Newsom as the Company’s interim Chief Financial Officer. Ms. Newsom will continue to serve in her prior role as the Company’s Controller. Ms. Newsom served as the Company’s interim Chief Financial Officer since the retirement of Mr. Bobby Page earlier this month on December 14, 2007.

Mr. James has been a partner with Tatum LLC, an executive services and consulting firm, since 2005. During his tenure with Tatum and prior to becoming interim Chief Financial Officer of the Company, Mr. James was interim Chief Financial Officer of Continental Alloys and Services in Spring, Texas, a world-wide manufacturer and distributor of tubular products and completion equipment. Mr. James also served as Chief Executive Officer of Sola Communications in Scott, Louisiana, a satellite communications provider to the onshore and offshore oil and gas industry. Mr. James led Sola through Chapter 11 reorganization and oversaw the sale of Sola Communications to Bayside Capital of Miami, Florida. Prior to joining Tatum in 2005, Mr. James was Chief Financial Officer of Insurance Team One Services, Inc. in Irving, Texas. Mr. James was instrumental in the start-up of this insurance brokerage company and was responsible for the development of numerous insurance agencies in community banks across the state of Texas.

Tatum LLC has made Mr. James available to the Company under the terms of an Executive Services Agreement, pursuant to which Tatum LLC receives a fee of $12,000 per month as compensation for resources provided. In addition, the Company has entered into an employment agreement with Mr. James pursuant to which the Company will pay Mr. James a salary of $28,000 per month. Mr. James will also be eligible to participate in the Company’s 401(k) plan. Mr. James’ employment can be terminated upon 30 days prior written notice by either the Company or Mr. James.

The text of our press release announcing the hiring of Mr. James is set forth as Exhibit 99.1 to this Report and is incorporated by reference to this Item.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: December 27, 2007	By:	/s/ Charles McArthur
Charles McArthur
President and Chief Executive Officer